Exhibit 11
                          PIPER JAFFRAY COMPANIES INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

             (Unaudited, amounts in thousands except per share data)

                                              Year Ended  Year Ended  Year Ended
                                               Sept. 30,   Sept. 30,   Sept. 30,
                                                    1995        1994        1993

PRIMARY NET (LOSS) INCOME PER SHARE:

Net (loss) income .........................    $(14,118)   $ 25,282    $ 40,987
                                               ---------   ---------   ---------
Average number of common and common
  equivalent shares outstanding:
Average common shares
  outstanding .............................      17,300      17,455      17,313
Dilutive effect of CSE's:
Book value plan options ...................          --         312         375
Executive incentive
  stock options ...........................          --         178         259
                                               ---------   ---------   ---------
                                                 17,300      17,945      17,947
                                               ---------   ---------   ---------
Primary net (loss) income per share .......    $   (.82)   $   1.41    $   2.28
                                               =========   =========   =========

NET (LOSS) INCOME PER SHARE
ASSUMING FULL DILUTION:

Net (loss) income .........................    $(14,118)   $ 25,282    $ 40,987
                                               ---------   ---------   ---------
Average number of common and common
  equivalent shares outstanding:
Average common shares
  outstanding .............................      17,300      17,455      17,313
Dilutive effect of CSE's:
Book value plan options ...................          --         312         375
Executive incentive
  stock options ...........................          --         178         259
                                               ---------   ---------   ---------
                                                 17,300      17,945      17,947
                                               ---------   ---------   ---------
Fully diluted net
  (loss) income per share .................    $   (.82)   $   1.41    $   2.28
                                               =========   =========   =========
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